Exhibit 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports First Quarter 2023 Financial Results

•
INBRIJA® (levodopa inhalation powder) Q1 2023 U.S. net revenue of $5.6 million, a 52% increase from Q1 2022; ex-U.S. net revenue of $0.5 million
•
AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg Q1 2023 net revenue of $12.6 million, a 15% decrease from Q1 2022; FAMPYRA royalty revenue of $2.9 million
•
2023 financial guidance reaffirmed
•
Agreement with Chance Pharmaceuticals to commercialize INBRIJA in China
•
Tom Burns, Chief Financial Officer of XOMA, to be candidate for Board of Directors at 2023 Annual Meeting of Stockholders; Jeff Randall to rotate off the Board

PEARL RIVER, N.Y. – May 11, 2023 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today provided a business update and reported its financial results for the first quarter ended March 31, 2023.

“We were very pleased to see INBRIJA’s strong performance in the quarter, with U.S. net revenue up by 52% over the same quarter of 2022. In addition, new prescription request forms increased 45% over the first quarter of 2022.” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “We believe that our new marketing programs are having an impact. In April, we launched an INBRIJA television commercial on approximately 50 streaming services, accompanied by a digital ‘surround sound’ campaign to encourage viewers to take an action after viewing the commercial, such as connecting with a nurse educator or speaking to their physician. The initial response has been highly encouraging; in the first six weeks, the commercial has been viewed over 2.5 million times and is already driving substantial traffic to the INBRIJA website.”

“Our agreement with Chance Pharmaceuticals is an important step in bringing INBRIJA to those living with Parkinson’s in China; by 2030, it is estimated there will be approximately 5 million people with Parkinson’s disease in that country,” Dr. Cohen continued. “We are also very pleased that Tom Burns, who has decades of finance and accounting experience in biotech and high tech, will stand for election to Acorda’s board in June; we are deeply grateful to Jeff Randall for his superb contributions to the Company since joining the Board in 2006, and we wish him the very best.”

First Quarter 2023 Financial Results

For the quarter ended March 31, 2023, the Company reported INBRIJA worldwide net revenue of $6.1 million, of which $5.6 million was derived from sales in the U.S., a 52.2% increase compared to the same quarter in 2022. The Company also reported ex-U.S. INBRIJA net revenue of $0.5 million in the first quarter related to the recent launch in Spain in February.

For the quarter ended March 31, 2023, the Company reported AMPYRA net revenue of $12.6 million, a 15.4% decrease compared to $14.9 million for the same quarter in 2022. Additionally, for the quarter ended March 31, 2023, the Company reported FAMPYRA royalty revenues of $2.9 million, a 9.3% decrease compared to the same quarter in 2022. As previously disclosed, AMPYRA lost its exclusivity when generics entered the market in 2018, and the Company expects AMPYRA revenue to continue to decline.

Research and development (R&D) expenses for the quarter ended March 31, 2023 were $1.4 million, compared to $1.7 million for the same quarter in 2022. Sales, general and administrative (SG&A) expenses for the quarter ended March 31, 2023 were $22.5 million, compared to $26.9 million for the same quarter in 2022.

Non-GAAP adjusted operating expenses (adjusted OPEX) for the quarter ended March 31, 2023 was $23.9 million, compared to $28.6 million for the same quarter in 2022. This quarterly non-GAAP measure, more fully described below under “Non-GAAP Financial Measures,” excludes costs of goods sold, amortization of intangible assets, change in fair value of derivative liability, and change in fair value of acquired contingent liability. A reconciliation of the GAAP operating expenses to non-GAAP operating expenses is included with the attached financial statements.

Benefit from income taxes for the quarter ended March 31, 2023 was $2 million, compared to a provision for income taxes of $0.3 million for the same quarter in 2022.

The Company reported a net loss of ($16.8) million for the quarter ended March 31, 2023, or a net loss of ($0.69) per share on both a basic and diluted basis. Net loss in the same quarter of 2022 was ($24.5) million, or a net loss of ($1.85) per share on both a basic and diluted basis.

At March 31, 2023, the Company had cash, cash equivalents, and restricted cash of $37.8 million, compared to $44.7 million at year end 2022. Restricted cash includes $6.2 million in escrow related to the semi-annual interest payment to the holders of its 6.00% convertible senior secured notes (Convertible Notes).

2023 Financial Guidance

For the full year 2023, Acorda continues to target INBRIJA U.S. net revenue to be $38 - $42 million, AMPYRA net revenue to be $65 - $70 million, adjusted OPEX to be $93 - $103 million, and ending cash balance to be $43 - $47 million.

INBRIJA Commercialization Agreement in China

Under the terms of the agreement, Acorda will receive an up-front payment of $2.5 million, a near term milestone payment of up to $6 million, $3 million upon regulatory approval, up to $132.5 million in sales milestones, and a fixed fee for each carton of INBRIJA supplied to Chance. By 2030, it is estimated that China will have approximately 5 million people with Parkinson’s disease due to its aging population1. Chance plans to seek marketing authorization as quickly as possible.

Board of Directors

Jeff Randall, who has served on Acorda’s Board since 2006, and currently serves as Chair of the Audit Committee, will be rotating off the Board as of the Company’s June 2023 annual meeting of stockholders. Tom Burns, the Senior Vice President of Finance and Chief Financial Officer of XOMA Corporation, will stand for election to the Board at that meeting. Tom is responsible for all financial matters affecting or involving the XOMA companies, including directing XOMA's financial strategy, accounting, budgeting, financial planning and analysis, and investor relations functions. Mr. Burns has 25 years of experience in accounting and finance in both biotechnology and high technology companies.

Annual Meeting of Stockholders

Acorda’s Annual Meeting of Stockholders will take place on Thursday, June 22, 2023 at 9:00am ET. Stockholders are encouraged to vote by internet, telephone, mail, or in person as described in the materials sent to them so that all shares will be represented at the Annual Meeting.

Webcast and Conference Call

To participate in the Webcast, please use the following registration link:

o
https://events.q4inc.com/attendee/539980595

If you register for the Webcast, you will have the opportunity to submit a written question for the Q&A portion of the presentation. After you have registered, you will receive a confirmation email with the Webcast details. On the day of the Webcast, you will receive an email 2 hours prior to the start of the Webcast with the link to join. The presentation will be available on the Investors section of www.acorda.com.

1Li, G., Ma, J., Cui, S. et al. Parkinson’s disease in China: a forty-year growing track of bedside work. Transl Neurodegener 8, 22 (2019). https://doi.org/10.1186/s40035-019-0162-z

A replay of the call will be available from 8:30 p.m. ET on May 11, 2023 until 11:59 p.m. ET on June 10, 2023. To access the replay, please dial 1 866 813 9403 (domestic) or +44 204 525 0658 (international); access code 270385. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP, and the calculation of the non-GAAP financial measures included herein may differ from similarly titled measures used by other companies. The Company believes that the presentation of these non-GAAP financial measures, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to corporate restructurings not routine to the operation of our business, (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock, and (iii) other items as set forth above that are not ascertainable at the present time. We believe these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding expected operating performance. Also, management uses these non-GAAP financial measures to establish budgets and operational goals, and to manage the Company’s business and evaluate its performance. In addition, management believes that adjusted OPEX is important in evaluating the administrative costs of operating the Company’s business.

Adjusted OPEX includes (i) research and development expenses and (ii) selling, general, and administrative expenses, and excludes (i) costs of goods sold, (ii) amortization of intangible assets, (iii) change in fair value of derivative liability, and (iv) change in fair value of acquired contingent liability. We are unable to reconcile our guidance for this non-GAAP measure to GAAP due to the forward-looking nature of the adjustments that are needed to determine this information, which includes information regarding future compensation charges, future changes in the market price of our common stock, and changes in the fair value of derivative and contingent liabilities, none of which are available at this time.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA® is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market INBRIJA, AMPYRA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates affecting our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock; risks related to the successful implementation of our business plan, including the accuracy of its key assumptions; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA or AMPYRA to meet market demand; our reliance on third-party manufacturers for the timely production of commercial supplies of INBRIJA and AMPYRA; third-party payers

(including governmental agencies) may not reimburse for the use of INBRIJA or AMPYRA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; our ability to satisfy our obligations to distributors and collaboration partners outside the U.S. relating to commercialization and supply of INBRIJA and AMPYRA; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions because, among other reasons, acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, except as may be required by law.

Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Cash and cash equivalents	$30,255	$37,536
Restricted cash - short term	6,989	6,884
Trade receivable, net	9,190	13,866
Other current assets	8,195	11,077
Inventories, net	13,465	12,752
Property and equipment, net	2,383	2,603
Intangible assets, net	297,393	305,086
Restricted cash - long term	510	255
Right of use assets, net	5,029	5,287
Other assets	1,497	247
Total assets	$374,906	$395,595

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$29,871	$33,872
Current portion of lease liability	1,556	1,545
Current portion of royalty liability	—	—
Current portion of contingent consideration	3,312	2,532
Convertible senior notes	171,496	167,031
Derivative liability related to conversion option	—	-
Non-current portion of acquired contingent consideration	36,488	38,668
Non-current portion of lease liability	4,055	4,341
Non-current portion of loans payable	-	—
Deferred tax liability	41,805	44,202
Other long-term liabilities	9,363	9,780
Total stockholders' equity	76,960	93,622
Total liabilities and stockholders' equity	$374,906	$395,595

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2023	2022

Revenues:
Net product revenues	$18,719	$18,575
Royalty revenues	3,528	3,959
License revenue	11	-
Total revenues	22,258	22,534

Costs and expenses:
Cost of sales	3,234	5,967
Research and development	1,386	1,694
Selling, general and administrative	22,514	26,938
Amortization of intangible assets	7,691	7,691
Change in fair value of derivative liability	—	(30)
Change in fair value of acquired contingent consideration	(1,091)	(3,023)
Other operating expense, net	-	-
Total operating expenses	33,734	39,237

Operating income (loss)	$(11,476)	$(16,703)
Other income (expense), net:
Interest expense, net	(7,477)	(7,561)
Other income (expense), net	91	-
Total other income (expense), net	(7,386)	(7,561)

Income (loss) before income taxes	(18,862)	(24,264)
(Provision for) benefit from income taxes	2,038	(258)
Net income (loss)	$(16,824)	$(24,522)

Net income (loss) per common share - basic	$(0.69)	$(1.85)
Net income (loss) per common share - diluted	$(0.69)	$(1.85)

Weighted average common shares - basic	24,338	13,251
Weighted average common shares - diluted	24,338	13,251

Acorda Therapeutics, Inc.

Adjusted Operating Expenses Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2023	2022
Operating Expenses per Income Statement (GAAP)	$33,734	$39,237
Adjustments:
Cost of goods sold	(3,234)	(5,967)
Amortization of intangible assets	(7,691)	(7,691)
Change in fair value of derivative liability	-	30
Change in fair value of acquired contingent consideration	1,091	3,023
Total adjustments	(9,834)	(10,605)
Adjusted operating expenses (non-GAAP)	$23,900	$28,632